Exhibit 10.1

THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (“AGREEMENT”) is made as of December 31, 2008, by and among AVATECH SOLUTIONS, INC., a Delaware corporation, and AVATECH SOLUTIONS SUBSIDIARY, INC., a Delaware corporation, jointly and severally (collectively, the “BORROWERS”), and PNC BANK, NATIONAL ASSOCIATION, successor by merger to Mercantile-Safe Deposit and Trust Company (“LENDER”).

RECITALS

In accordance with the terms and conditions set forth in a Loan and Security Agreement dated as of January 27, 2006 between the BORROWERS and the LENDER (“ORIGINAL LOAN AGREEMENT”), the LENDER extended to the BORROWERS a revolving line of credit in the maximum principal amount outstanding at any one time of Five Million Dollars ($5,000,000.00) (the “LOAN”). Pursuant to the ORIGINAL LOAN AGREEMENT, the BORROWERS’ obligations to the LENDER are secured by all of the BORROWERS’ tangible and intangible assets.

Pursuant to a Modification Agreement dated as of May 30, 2006 (the “FIRST MODIFICATION”), the LENDER extended to the BORROWERS a short term bridge loan, in the amount of Six Million Five Hundred Thousand ($6,500,000.00) (“BRIDGE LOAN”), and the terms of the ORIGINAL LOAN AGREEMENT were modified in certain respects. All sums due in connection with the BRIDGE LOAN have been repaid by the BORROWERS.

Pursuant to a Second Modification Agreement dated as of December 31, 2006 (collectively with the ORIGINAL LOAN AGREEMENT and the FIRST MODIFICATION, the “LOAN AGREEMENT”), the maturity date of the LOAN was extended and the terms of the ORIGINAL LOAN AGREEMENT were modified in certain additional respects.

The maturity date of the LOAN is December 31, 2008. The BORROWERS have requested that the LENDER extend the maturity date of the LOAN and modify the terms of the LOAN in certain additional respects. The LENDER has agreed to the BORROWERS’ request, but only upon the terms and conditions set forth herein. As used herein, the term “LOAN DOCUMENTS” shall collectively mean the LOAN AGREEMENT and all other documents and agreements evidencing or securing the LOAN. Unless otherwise defined herein, any terms appearing in all capital letters in this AGREEMENT shall have the respective meanings ascribed to such terms in the LOAN AGREEMENT.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Representations And Warranties Of Borrowers. To induce the LENDER to enter into this AGREEMENT and to provide the BORROWERS with the accommodations described herein, the BORROWERS make the representations and warranties set forth below and acknowledge the LENDER’S justifiable right to rely upon these representations and warranties.

a. No Litigation. There is no action, suit, investigation, or proceeding pending against either of the BORROWERS or any other assets of either of the BORROWERS, except for those proceedings previously disclosed to the LENDER in writing.

b. Organization; Good Standing; Authorization. Each of the BORROWERS: (a) has the power to enter into this AGREEMENT and all other documents, and agreements required to be executed pursuant to this AGREEMENT, and has the power to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this AGREEMENT and all other documents and agreements required to be executed by such BORROWER; and (c) is in good standing in the state of its incorporation or organization, as applicable, and is in good standing and qualified as a foreign corporation or limited liability company, as applicable, in all other states in which such qualification is required.

c. Valid, Binding And Enforceable. This AGREEMENT and all of the other documents and agreements executed pursuant to this AGREEMENT are the valid and binding obligations of the BORROWERS and are fully enforceable against each of the BORROWERS in accordance with their terms.

d. Subsidiaries. Each of AVATECH SOLUTIONS SUBSIDIARY, INC., TECHNICAL LEARNINGWARE COMPANY, INC., a Delaware corporation, and STERLING SYSTEMS-OHIO, L.L.C., a Michigan limited liability company is a wholly-owned subsidiary of AVATECH SOLUTIONS, INC. The BORROWERS have no other subsidiaries. The BORROWERS represent and warrant to the LENDER that each of the following entities, previously subsidiaries of AVATECH SOLUTIONS, INC., have been dissolved: (i) STERLING SYSTEMS & CONSULTING, INC., a Michigan corporation, (ii) STERLING OHIO MANAGEMENT, INC., a Michigan corporation, and (iii) STERLING SYSTEMS-INDIANA, L.L.C., a Michigan limited liability company. Furthermore, the BORROWERS represent that AVATECH SOLUTIONS, INC. is in the process of dissolving TECHNICAL LEARNINGWARE COMPANY, INC. and STERLING SYSTEMS-OHIO, L.L.C., and the BORROWERS covenant to promptly complete the dissolution of such entities and to furnish evidence of such dissolution to the LENDER within ninety (90) days after the date of this AGREEMENT.

2. Amendments To Loan Agreement. The LOAN AGREEMENT is hereby modified and amended as follows:

a. Amendments to Definitions. The definitions contained in Article 1 of the LOAN AGREEMENT are hereby modified as follows:

i. The following definitional sections are hereby deleted: Section 1.3, “Adjusted Base Rate”, Section 1.7, “Applicable Margin”, Section 1.9, “Base Rate”, Section 1.10, “Base Rate Borrowing”, Section 1.15, “Calculation Date”, Section 1.43, “Federal Funds Rate”, Section 1.56, “Interest Period”, and Section 1.79, “Prime Rate”.

ii. The definitions of “ADJUSTED LIBOR RATE,” “LIBOR BORROWING,” “LIBOR RATE” and “MINIMUM BORROWING AMOUNT” set forth in Sections 1.4, 1.63, 1.64 and 1.72 of the LOAN AGREEMENT are modified by replacing the existing provisions with the following:

Section 1.4 Adjusted Libor Rate. The term “ADJUSTED LIBOR RATE” means a variable rate per annum equal to the sum of the LIBOR RATE plus two hundred twenty-five (225) BASIS POINTS.

Section 1.63 LIBOR Borrowing. The term “LIBOR BORROWING” means each advance of principal sums made under the LOAN.

Section 1.64. LIBOR Rate. The term “LIBOR RATE” means the rate per annum determined by the LENDER by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1%) (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any Eurocurrency funding by banks on such day (“LIBOR”). “Published Rate” shall mean the rate of interest published each BUSINESS DAY in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the Eurodollar rate for a one month period as published in another publication determined by the LENDER).

Section 1.72. Minimum Borrowing Amount. The term “MINIMUM BORROWING AMOUNT” means Five Thousand Dollars ($5,000.00).

iii. The definition of “LOAN DOCUMENTS” contained in Section 1.66 of the LOAN AGREEMENT shall also include, without limitation, this AGREEMENT.

iv. The definition of “MATURITY DATE” contained in Section 1.70 of the LOAN AGREEMENT is modified by replacing “December 31, 2008” with “December 31, 2010”.

v. The definition of “RESTRICTED PAYMENTS” contained in Section 1.87 of the LOAN AGREEMENT is modified by inserting the following additional sentence at the end of such Section:

Notwithstanding the foregoing, the term RESTRICTED PAYMENTS shall not include payments made by AVATECH in the maximum amount of Five Hundred Thousand Dollars ($500,000.00) plus accrued dividends per quarter, for the redemption by AVATECH of all of its issued and outstanding Series F Convertible Preferred Stock, plus accrued dividends, commencing on July 1, 2008 and continuing on each October 1, January 1, April 1 and July 1 thereafter until paid in full, so long as there does not exist, and the making of any such payment will not cause there to exist, any event or circumstance which is or which with the passage of time, the giving of notice, or both will constitute an EVENT OF DEFAULT.

b. Procedure for Loan Borrowings. Section 2.1.2 of the LOAN AGREEMENT is hereby modified by replacing the existing provision with the following:

Section 2.1.2. Procedure For Loan Borrowings. Subject to the terms and conditions set forth in this AGREEMENT and in that certain Working Cash, Line of Credit, Investment Sweep Rider (the “WORKING CASH SWEEP RIDER”), the BORROWERS may borrow proceeds of the LOAN until (but not including) the MATURITY DATE. Each borrowing under the LOAN shall be in a principal amount of not less than the MINIMUM BORROWING AMOUNT. Advances under the LOAN shall be made by the LENDER crediting the COMMERCIAL ACCOUNT in accordance with the procedures of the WORKING CASH SWEEP RIDER, the terms of which shall control over any contrary provisions contained in this AGREEMENT or any of the other LOAN DOCUMENTS.

c. Interest Terms Applicable to the Loan. Sections 2.2.1-2.2.3 of the LOAN AGREEMENT are hereby modified by replacing the existing provisions with the following:

Section 2.2.1. Interest Rate. The LOAN shall bear interest at the ADJUSTED LIBOR RATE.

Section 2.2.2. Adjustments To Interest Rate. The rate of interest charged shall be adjusted as of each BUSINESS DAY based on changes in the LIBOR RATE without notice to the BORROWER, and shall be applicable to the then outstanding balance under the LOAN from the effective date of any such change.

Section 2.2.3. Calculation Of Interest. All calculations of interest on the LOAN will be computed on the basis of a year of 360 days and paid on the actual number of days elapsed.

d. Voluntary Prepayments. Section 2.4 of the LOAN AGREEMENT is hereby modified by replacing the existing provision with the following:

Section 2.4. Voluntary Prepayments. Any principal balance of the LOAN may be prepaid in whole or in part at any time without penalty or premium.

e. Financial Statements. Section 5.12.3 of the LOAN AGREEMENT is hereby modified by replacing the existing provision with the following:

Section 5.12.3. Quarterly Financial Statements. As soon as available and in any event within forty–five (45) calendar days after the end of each quarter of each FISCAL YEAR, AVATECH shall submit to the LENDER a consolidated balance sheet of AVATECH and its SUBSIDIARIES as of the end of such quarter and a consolidated statement of income and retained earnings of AVATECH and its SUBSIDIARIES for such quarter, and a consolidated statement of cash flow of AVATECH and its SUBSIDIARIES for such quarter, all in reasonable detail and stating in comparative form the respective consolidated figures for the corresponding date and period in the previous FISCAL YEAR and all prepared in accordance with G.A.A.P. and certified by the Chief Financial Officer of each of the BORROWERS (subject to year-end adjustment).

f. Financial Covenants. Sections 5.22, 5.24 and 5.25 of the LOAN AGREEMENT are hereby deleted, and Sections 5.18, 5.20, 5.21 and 5.23 of the LOAN AGREEMENT are hereby modified by replacing the existing provisions with the provisions set forth below:

5.18. Current Ratio. The BORROWERS, on a consolidated basis, shall maintain at all times a current ratio of greater than         .90:1.00, measured quarterly at the end of each quarter.

5.20. Minimum Tangible Net Worth. The BORROWERS, on a consolidated basis, shall at all times maintain TANGIBLE NET WORTH in an amount greater than Two Million Dollars ($2,000,000.00), measured quarterly.

5.21. Leverage Ratio. The BORROWERS, on a consolidated basis, shall maintain a LEVERAGE RATIO, measured quarterly, of less than 4:1 as of the end of each fiscal quarter.

5.23. EBITDA Ratio. The BORROWERS, on a consolidated basis, shall maintain a ratio of (a) EBITDA to (b) INTEREST EXPENSE plus the total amount of cash payments of principal on account of LONG TERM DEBT, of greater than 1.25:1.00, measured quarterly on a trailing rolling four-quarter basis.

3. No Novation; No Refinance; No Adverse Effect On Liens. The parties hereto do not intend that a novation of the LOAN or any of the LOAN DOCUMENTS shall be created or effected because of the modification of the LOAN AGREEMENT, as described herein. The parties hereto do not intend that the execution of this AGREEMENT, and the amendments and modifications to be made to the LOAN AGREEMENT, as described herein, shall: (a) constitute a refinance of the LOAN; or (b) affect or impair the validity, enforceability, or priority of any of the liens or security interests imposed by or granted in the LOAN DOCUMENTS.

4. Other Terms; Confirmation Of Obligations. Other than the foregoing, all other terms and conditions of the LOAN DOCUMENTS shall remain in full force and effect and are incorporated herein by reference. The BORROWERS acknowledge, ratify and confirm their respective obligations under the LOAN DOCUMENTS and further acknowledge and confirm that the BORROWERS are and shall remain absolutely and unconditionally obligated to pay the LENDER all present and future indebtedness that is owed to the LENDER under the LOAN DOCUMENTS, as modified hereby, in the manner provided therein, notwithstanding the LENDER’S execution of this AGREEMENT and any documents to be executed pursuant to this AGREEMENT, and notwithstanding the various agreements the LENDER has set forth herein and therein.

5. Security. Except as expressly modified herein, the BORROWERS’ obligations under the LOAN DOCUMENTS, as modified hereby, shall continue to be secured by all of the liens, assignments, and security interests provided in the LOAN DOCUMENTS.

6. Miscellaneous.

a. Incorporation. The terms and conditions of the LOAN DOCUMENTS are incorporated herein by reference and made a part hereof as if fully set forth herein. In the event of any inconsistencies between the terms and conditions of this AGREEMENT and any of the terms and conditions of the other LOAN DOCUMENTS (except as to the specific modifications contained herein), the LENDER shall determine, in its sole discretion, which of the terms and conditions shall control.

b. Integration. This AGREEMENT, the LOAN DOCUMENTS (as modified), and any other documents executed pursuant to or in connection with this AGREEMENT, if any, constitute the entire agreement between the LENDER and the BORROWERS with respect to the subject matter hereof, and any term or condition not expressed therein does not constitute a part of the agreement of the LENDER and the BORROWERS with respect to such subject matter.

c. Severability. If any provision or part of any provision of this AGREEMENT shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this AGREEMENT and this AGREEMENT shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

d. Number, Gender, And Captions. As used herein, the singular shall include the plural and the plural may refer to only the singular. The use of any gender shall be applicable to all genders. The captions contained herein are for purposes of convenience only and are not a part of this AGREEMENT.

e. Further Assurances. As part of this AGREEMENT, and in consideration for the agreements of the LENDER as set forth therein, each BORROWER agrees to execute and deliver to the LENDER such other and further documents as may, from time to time, in the sole opinion of the LENDER and the LENDER’S counsel, be necessary or appropriate to carry out the terms and conditions of this AGREEMENT and the LOAN DOCUMENTS. If either BORROWER fails to execute any such documents within ten (10) days of being requested to do so by the LENDER, such BORROWER hereby appoints the LENDER or any officer of the LENDER as the attorney in fact for such BORROWER for purposes of executing such documents in the name, place and stead of such BORROWER, which power of attorney shall be considered as coupled with an interest and irrevocable.

f. Waivers. No failure or delay by the LENDER in the exercise or enforcement of any of its rights under any LOAN DOCUMENT shall be a waiver of such right or remedy, nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. The LENDER may at any time or from time to time waive all or any rights under this AGREEMENT or any of the LOAN DOCUMENTS, but any such waiver must be specific and in writing and no such waiver shall constitute, unless specifically so expressed by the LENDER in writing, a future waiver of performance or exact performance by either BORROWER. No notice to or demand upon either BORROWER in any instance shall entitle such BORROWER (or the other BORROWER) to any other or further notice or demand in the same, similar or other circumstance.

g. Choice Of Law. The laws of the State of Maryland (excluding, however, conflict of law principles) shall govern and be applied to determine all issues relating to this AGREEMENT and the rights and obligations of the parties hereto, including the validity, construction, interpretation, and enforceability of this AGREEMENT and its various provisions and the consequences and legal effect of all transactions and events which resulted in the execution of this AGREEMENT or which occurred or were to occur as a direct or indirect result of this AGREEMENT having been executed.

h. Consent To Jurisdiction; Agreement As To Venue. Each BORROWER irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Maryland and of the United States District Court For The District Of Maryland, if a basis for federal jurisdiction exists. Each BORROWER agrees that venue shall be proper in any circuit court of the State of Maryland selected by the LENDER or in the United States District Court For The District Of Maryland if a basis for federal jurisdiction exists and waive any right to object to the maintenance of a suit in any of the state or federal courts of the State of Maryland on the basis of improper venue or of inconvenience of forum.

i. Binding Effect; No Oral Modification. This AGREEMENT shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives, successors and assigns. This AGREEMENT may not be altered, modified or amended unless such alteration, modification or amendment is in writing and executed by the LENDER.

j. Time. Time is of the essence with respect to all of the obligations of the BORROWERS under this AGREEMENT and the LOAN DOCUMENTS.

k. Costs Of Transaction. All costs of the transactions contemplated by this AGREEMENT, including without limitation all of attorneys’ fees and expenses incurred by the LENDER, shall be paid by the BORROWER, regardless of whether such costs are incurred before or after the execution and delivery of this AGREEMENT.

7. Release; Waiver. As part of the agreements set forth herein, and in consideration of the same, each BORROWER hereby releases the LENDER and all of the LENDER’S past, present and future directors, officers, employees, agents and attorneys from any and all claims, causes of action, suits and damages (including claims for attorneys’ fees) which either of the BORROWERS, jointly or severally or otherwise, ever had or now have against the LENDER or any of the LENDER’S past, present and future directors, officers, employees, agents or attorneys. Without limiting the generality of the foregoing, each BORROWER acknowledges and agrees that there exists no offset or defense to the obligations of any BORROWER as stated in the LOAN DOCUMENTS.

8. Waiver Of Jury Trial. The parties hereto agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by any party to this AGREEMENT, or any of their successors or assigns, on or with respect to this AGREEMENT or any LOAN DOCUMENT or which in any way relates, directly or indirectly, to the obligations of the BORROWERS to the LENDER under this AGREEMENT or any LOAN DOCUMENT, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. THE PARTIES EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDINGS. The parties acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that the parties would not enter into this AGREEMENT if this provision were not contained herein.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT as of the date first above written with the specific intention of creating a document under seal.

WITNESS/ATTEST:	BORROWERS:
AVATECH SOLUTIONS, INC.,
A Delaware Corporation
/s/ Jacqueline Geary	By:	/s/ Lawrence Rychlak	(SEAL)

Lawrence Rychlak, Executive Vice President and Chief Financial Officer

AVATECH SOLUTIONS SUBSIDIARY, INC.,

A Delaware Corporation

/s/ Jacqueline Geary	By:/s/ Lawrence Rychlak	(SEAL)

Lawrence Rychlak, Executive Vice President and Chief Financial Officer

LENDER:

PNC BANK, NATIONAL ASSOCIATION,

Successor by merger to

Mercantile-Safe Deposit and Trust Company

/s/ Lawrence Rychlak	By:	/s/ Stephen D. Palmer—(SEAL)

Stephen D. Palmer, Senior Vice President